UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 27, 2009

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by EnteroMedics Inc. (the “Company”) October 7, 2009 (the “Original 8-K”), on October 2, 2009, the Company entered into an engagement letter with Canaccord Adams Inc. (“Canaccord”) relating to its service as placement agent for an offering of the Company’s common stock on October 2, 2009, and on October 4, 2009, the parties entered into an amendment to the engagement letter (the engagement letter, as amended and filed with the Original 8-K, herein collectively referred to as the “Original Engagement Letter”).

On October 27, 2009, the Company entered into an engagement letter with Canaccord that terminates and supercedes all remaining obligations under the Original Engagement Letter (the “New Engagement Letter”). Under the New Engagement Letter, Canaccord will provide financial advisory services to assist the Company in evaluating various strategic and financial planning matters as described in the engagement letter. The terms of the New Engagement Letter provide that the Company will pay Canaccord a retainer fee of $300,000 (the “Retainer”) in exchange for these services in four equal installments over two months, beginning November 1, 2009. The Company also granted Canaccord a right of first refusal to provide exclusive financial advisory and investment banking services to the Company through December 31, 2009. All payments that were to be payable under the Original Engagement Letter are to be waived upon payment in full of the Retainer.

Under the terms of the New Engagement Letter, the Company has agreed to indemnify Canaccord against certain liabilities and to contribute to payments the placement agent may be required to make in respect of such liabilities.

The foregoing summary of the terms of the New Engagement Letter is subject to, and qualified in its entirety by, the New Engagement Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Engagement Letter with Canaccord Adams Inc. entered into by the Company October 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: October 29, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Engagement Letter with Canaccord Adams Inc. entered into by the Company October 27, 2009.